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                                                                    EXHIBIT 6.13


                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of July 15, 1999, is entered into by and between Qorus.com, Inc., a Delaware corporation ("Qorus"), and NetDox, Inc., a Delaware corporation ("NetDox").

         WHEREAS, Thurston Group, Inc. and Qorus entered into that certain Agreement to Provide Funds dated as of March 19, 1999 (the "Loan Agreement") pursuant to which Qorus agreed to make certain loans to Thurston as evidenced by that certain Promissory Note dated as of March 19, 1999 in the original principal amount of $3,200,000 (the "Revolving Promissory Note");

         WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of June 4, 1999, Thurston assigned all of its rights and obligations under the Loan Agreement and the Promissory Note to NetDox;

         WHEREAS, NetDox wishes to sell, transfer and assign, and Qorus wishes to acquire, certain assets of NetDox on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. NetDox hereby sells, transfers, conveys, assigns, and delivers to Qorus, its successors and assigns, forever, all of its right, title and interest in and to those assets (the "Assets") listed on Annex I attached hereto and incorporated herein by this reference, free and clear of any and all liabilities, pledges, mortgages, security interests, liens, charges, obligations, claims and other encumbrances whatsoever (whether absolute, accrued, contingent or otherwise).

         2. From time to time, at the request of Qorus, and without further consideration, NetDox shall do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances that may reasonably be required for the transfer, conveyance, assignment, delivery, assurance and confirmation to Qorus, or to its successors and assigns of, or for aiding and assisting in collecting or reducing to possession, any or all of the Assets.

         3. In partial consideration of NetDox's transfer of the Assets hereby to Qorus, Qorus hereby assumes and agrees to pay, honor and discharge when due certain liabilities of NetDox, but only those liabilities of NetDox listed on Annex B attached hereto and incorporated herein by this reference. Qorus and NetDox agree to use reasonable efforts to cause any and all collateral and/or personal guarantees provided by Thurston Group, Inc. or any of its affiliates in connection with any of the liabilities assumed pursuant to this paragraph 3 to be released within thirty (30) days of the date of this Agreement.

         4. An aggregate amount of $2,370,346.24 is outstanding under the Promissory Note as of the date hereof. In partial consideration of NetDox's transfer of the Assets hereby to Qorus, Qorus hereby forgives $2,100,000 of the $2,370,346.24 indebtedness owed to Qorus by NetDox and evidenced by the Note. NetDox shall execute and deliver concurrently herewith an Amended and Restated Promissory Note in the form attached hereto as Annex C evidencing NetDox's continuing


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obligation to Qorus with respect to the remaining $270,346.24 in principal outstanding under the Note.

         5. This Agreement may not be changed, modified, discharged or terminated orally or in any manner, other than by an agreement in writing signed by the parties hereto or their respective successors and assigns.

         6. If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to conflict of laws principles thereof, except if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement with respect to such matter.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    QORUS.COM, INC.,
                                    a Delaware corporation


                                    By:   /s/ Patrick J. Haynes, III
                                       -----------------------------------------
                                          Patrick J. Haynes, III
                                          Chief Executive Officer


                                    NETDOX, INC.,
                                    a Delaware corporation


                                    By:   /s/ Neil Ludwig
                                       -----------------------------------------
                                          Neil Ludwig
                                          President




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                                     ANNEX A

                                     Assets


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                                     ANNEX B

                               Assumed Liabilities


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                                     ANNEX C

                  Form of Amended and Restated Promissory Note